UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report    -   May 22, 2008
(Date of earliest event reported)

INGERSOLL-RAND COMPANY LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	1-985	75-2993910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House
2 Church Street
Hamilton HM 11, Bermuda
(Address of principal executive offices, including zip code)

(441) 295-2838
(Registrant's phone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 22, 2008, Ingersoll-Rand Global Holding Company Limited (the “Company”), a wholly-owned indirect subsidiary of Ingersoll-Rand Company Limited (“Parent”), entered into a new commercial paper program (the “Program”) on a private placement basis under which the Company may issue unsecured commercial paper notes (the “Notes”) up to a maximum aggregate amount outstanding at any time of up to $3 billion.  Under the Program, the Company may issue commercial paper from time to time, and the proceeds of the commercial paper financing will be used for general corporate purposes.  Amounts available under the Program may be re-borrowed.  Parent has provided an irrevocable and unconditional guarantee for the Notes issued as part of the Program.

J.P. Morgan Securities Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., and Deutsche Bank Securities Inc. will act as dealers under the Program (collectively, the “Dealers”) pursuant to the terms and conditions of their respective Commercial Paper Dealer Agreements with the Company (each, a “Dealer Agreement” and collectively, the “Dealer Agreements”).  JPMorgan Chase Bank, National Association, will act as issuing and paying agent under the Program (the “Agent”) pursuant to the terms and conditions of the Issuing and Paying Agency Agreement (the “IPA Agreement”). The Dealers and the Agent and certain of their respective affiliates have performed and/or may in the future perform various commercial banking, investment banking and other financial advisory services for the Company, Parent and its subsidiaries for which they have received and/or will receive customary fees and expenses.

The Dealer Agreements provide the terms under which the Dealers will either purchase from the Company or arrange for the sale by the Company of Notes pursuant to an exemption from federal and state securities laws.  The Dealer Agreements contain customary representations, warranties, covenants and indemnification provisions.  The maturities of the Notes will vary, but may not exceed 397 days from the date of issue.  The Notes are not redeemable or subject to voluntary prepayment by the Company prior to maturity. The principal amount of outstanding Notes under the Program may not exceed $3 billion.  The IPA Agreement provides for the issuance and payment of the Notes and contains customary representations, warranties, covenants and indemnification provisions.

The description above is a summary of the IPA Agreement and the Dealer Agreements and is qualified in its entirety by the IPA Agreement and the Dealer Agreements, which are attached hereto as Exhibit 10.1, 10.2, 10.3, 10.4 and 10.5, and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the $3 billion unsecured commercial paper program discussed under Item 1.01 above is hereby incorporated by reference under this Item 2.03.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description

10.1	Issuing and Paying Agency Agreement among Ingersoll-Rand Global Holding Company Limited, Ingersoll-Rand Company Limited and JPMorgan Chase Bank, National Association, dated as of May 22, 2008.
10.2	Commercial Paper Dealer Agreement among Ingersoll-Rand Global Holding Company Limited, Ingersoll-Rand Company Limited and J.P. Morgan Securities Inc., dated as of May 22, 2008.
10.3	Commercial Paper Dealer Agreement among Ingersoll-Rand Global Holding Company Limited, Ingersoll-Rand Company Limited and Banc of America Securities LLC, dated as of May 22, 2008.
10.4	Commercial Paper Dealer Agreement among Ingersoll-Rand Global Holding Company Limited, Ingersoll-Rand Company Limited and Citigroup Global Markets Inc., dated as of May 22, 2008.
10.5	Commercial Paper Dealer Agreement among Ingersoll-Rand Global Holding Company Limited, Ingersoll-Rand Company Limited and Deutsche Bank Securities Inc., dated as of May 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND COMPANY LIMITED (Registrant)

Date: May 29, 2008	/s/ Patricia Nachtigal
Patricia Nachtigal Senior Vice President and General Counsel